UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2010
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On September 12, 2010, the Governance, Nominating and Compensation Committee (“GNC Committee”) of the Board of Directors of NaviSite, Inc. (the “Company”) approved the following changes to the compensation of R. Brooks Borcherding, the Company’s Chief Executive Officer and President, and James W. Pluntze, the Company’s Chief Financial Officer: (i) Mr. Borcherding’s base salary increased to $320,000 and (ii) Mr. Pluntze’s base salary increased to $275,000 and total variable compensation under the Company’s FY 2011 Executive Management Bonus Program increased to $125,000.
The increase in Mr. Borcherding’s base salary was approved in connection with Mr. Borcherding’s appointment as the Company’s Chief Executive Officer, as previously reported. The increase in Mr. Pluntze’s compensation package was approved in light of new responsibilities Mr. Pluntze has assumed.
All of the above modifications to Mr. Borcherding’s and Mr. Pluntze’s compensation are effective as of September 12, 2010.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: September 16, 2010	By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer